UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2010

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12264 El Camino Real, Suite 305 San Diego, CA 92130
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (858) 731-5300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

On August 2, 2010, the Compensation Committee of the Board of Directors of NextWave Wireless Inc. (the “Company”) approved long-term incentives for Frank Cassou, the Chief Legal Counsel of the Company, and Francis Harding, the Chief Financial Officer of the Company.  The incentive awards consist of cash and stock components.

First, each of the executives will be eligible for three tranches of cash incentive awards that will become payable upon the repayment or retirement in full, whether through redemptions, repayment at maturity date or conversion, of the Company’s Senior Secured First Lien Notes due 2011 (the “First Lien Notes”), Senior-Subordinated Second Lien Notes due 2011 (“Second Lien Notes”) or Third Lien Subordinated Secured Convertible Notes due 2011 (the “Third Lien Notes”) as follows.  Upon repayment or retirement in full of the First Lien Notes, Mr. Cassou will receive $300,000 and Mr. Harding will receive $150,000.  Upon repayment or retirement in full of the Second Lien Notes, Mr. Cassou will receive $500,000 and Mr. Harding will receive $250,000.  Upon repayment or retirement in full of the Third Lien Notes, Mr. Cassou will receive $1,000,000 and Mr. Harding will receive $600,000.

Second, each of the executives received a restricted stock award granted under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”).  Mr. Cassou received an award of 750,000 restricted shares, and Mr. Harding received an award of 250,000 restricted shares.  Pursuant to the terms of the 2005 Plan, each of the restricted stock awards will expire after a term of 10 years.  The restricted stock awards will vest in full upon the repayment or retirement in full, whether through redemptions, repayment at maturity date or conversion, of the Company’s Third Lien Notes.  If either a change in control of the Company or a termination without cause or for good reason of Mr. Cassou or Mr. Harding (as applicable) occurs, vesting with respect to the restricted stock award of Mr. Cassou or Mr. Harding (as applicable) will be accelerated and such award will vest in full upon the occurrence of such event.  If the Third Lien Notes are not repaid or retired in full prior to the expiration of the restricted stock awards, the awards will be forfeited.

In addition, the Compensation Committee approved a base salary increase for Mr. Harding, effective as of August 1, 2010, of 15% (from $320,000 to $368,000) and awarded a discretionary bonus of $100,000 to Mr. Harding in recognition of his 2009 performance.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, NextWave Wireless Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 4, 2010
NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
Francis J. Harding Executive Vice President and Chief Financial Officer